UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Overview

As previously disclosed, during July 2017, certain subsidiaries of Ocwen Financial Corporation (collectively, Ocwen) entered into agreements with certain subsidiaries of New Residential Investment Corp. (collectively, New Residential) to convert New Residential’s existing rights to mortgage servicing rights (MSRs) to fully-owned MSRs. In effect, the new arrangements provided for the conversion of the existing arrangements into a more traditional subservicing arrangement and involved upfront payments to Ocwen for MSRs to be transferred to New Residential over time. Under the agreements entered into in July 2017, each time MSRs were transferred to New Residential following receipt of the necessary third party consents, New Residential was to pay a lump sum to Ocwen. Conceptually, these upfront payments represented a proxy for the net present value of the difference between higher future revenue that Ocwen would have received for servicing the mortgage loans under Ocwen’s prior agreements with New Residential, and the lower revenue for servicing the mortgage loans that Ocwen would receive under the new arrangements.

While we continue the process of obtaining the third party consents necessary to transfer the MSRs to New Residential, Ocwen and New Residential have entered into new agreements, which will accelerate the implementation of certain parts of our arrangement in order to achieve the intent of the July agreements sooner. These new agreements are described in further detail below.

New RMSR Agreement, Servicing Addendum and Amendment to Transfer Agreement

On January 18, 2018, Ocwen entered into a new agreement regarding the rights to MSRs (the New RMSR Agreement) including a servicing addendum thereto (the Servicing Addendum) and Amendment No. 1 to Transfer Agreement (collectively, the Agreements) with New Residential that modify and supplement the arrangements among the parties set forth in (i) the Master Servicing Rights Purchase Agreement, dated as of October 1, 2012 (as subsequently amended, the Original RMSR Agreement), and (ii) certain sale supplements to the Original RMSR Agreement (as subsequently amended, the Original Sale Supplements and, together with the Original RMSR Agreement, the Original Agreements), which Original Agreements were modified and supplemented by (x) the Master Agreement, dated as of July 23, 2017, by and among Ocwen Loan Servicing, LLC, HLSS Holdings, LLC (Holdings), HLSS MSR – EBO Acquisition LLC (HLSS EBO) and New Residential Mortgage LLC (as subsequently amended, the Master Agreement), (y) the Transfer Agreement, dated as of July 23, 2017, by and between Ocwen Loan Servicing, LLC, New Residential Mortgage LLC, and for a limited purpose Ocwen Financial Corporation and New Residential Investment Corp. (the Transfer Agreement), and (z) the Subservicing Agreement, dated as of July 23, 2017, by and between New Residential Mortgage LLC and Ocwen Loan Servicing, LLC (the Subservicing Agreement and together with the Transfer Agreement, the Master Agreement and the Original Agreements, the Existing Agreements).

Under the Existing Agreements, Ocwen sold and transferred to New Residential certain “Rights to MSRs” and other assets related to mortgage servicing rights for loans with an unpaid principal balance of approximately $86.8 billion as of the opening balances on January 1, 2018 (the Subject MSRs).

Pursuant to the New RMSR Agreement and related Servicing Addendum, Ocwen will continue to service the mortgage loans related to the Subject MSRs until the necessary third party consents are obtained in order to transfer the Subject MSRs in accordance with the Transfer Agreement, the New RMSR Agreement or the Servicing Addendum, as applicable.

The New RMSR Agreement provides, among other things:

●	the Subject MSRs will remain in the parties’ ownership structure under the Existing Agreements while they continue to seek third party consents to transfer Ocwen’s remaining rights to the Subject MSRs to New Residential or any permitted assignee of New Residential;

●	Ocwen will continue to service the related mortgage loans pursuant to the terms of the Servicing Addendum until the transfer of the Subject MSRs;

●	Holdings will make a lump-sum “Fee Restructuring Payment” of $279.6 million to Ocwen on the date of the New RMSR Agreement with respect to such Subject MSRs, subject to certain adjustments within five business days;

●	under the arrangements contemplated by the New RMSR Agreement, Ocwen will receive substantially identical compensation for servicing the related mortgage loans underlying the Subject MSRs that it would receive if the Subject MSRs had been transferred to New Residential as named servicer and Ocwen subserviced such mortgage loans for New Residential as named servicer;

●	in the event that the required third party consents are not obtained with respect to any Subject MSRs by certain dates specified in the New RMSR Agreement, in accordance with the process set forth in the New RMSR Agreement, the Rights to MSRs (as defined in the Existing Agreements) related to such Subject MSRs could either: (i) remain subject to the New RMSR Agreement at the option of Holdings, (ii) if Holdings does not opt for the New RMSR Agreement to remain in place with respect to certain Subject MSRs, Ocwen may acquire such Subject MSRs at a price determined in accordance with the terms of the New RMSR Agreement, or (iii) if Ocwen does not acquire such Subject MSRs, be sold to a third party in accordance with the terms of the New RMSR Agreement, as determined pursuant to the terms of the New RMSR Agreement; and

●	New Residential agrees to waive any rights New Residential may have had under the Existing Agreements to replace Ocwen as named servicer with respect to the Subject MSRs based on Ocwen’s residential servicer rating agency related downgrades.

Pursuant to the Servicing Addendum, Ocwen will service the mortgage loans related to the Subject MSRs. In consideration of servicing such mortgage loans, Ocwen will receive a servicing fee based on the unpaid principal balance as of the first of each month as set forth in the Servicing Addendum. The initial term of the Servicing Addendum is for the five years following July 23, 2017. At any time during the initial term, Holdings may terminate the Servicing Addendum for convenience, subject to Ocwen’s right to receive a termination fee calculated in accordance with the Servicing Addendum and specified notice. Following the initial term, (i) Holdings may extend the term of the Servicing Addendum for additional three-month periods by delivering written notice to Ocwen of its desire to extend such contract thirty days prior to the end of such three-month period and (ii) the Servicing Addendum may be terminated by Ocwen on an annual basis. In addition, Holdings, HLSS EBO and Ocwen will have the right to terminate the Servicing Addendum for cause if certain conditions specified in the Servicing Addendum occur. If the Servicing Addendum is terminated or not renewed in accordance with these provisions, Holdings will have the right to direct the transfer of servicing to a third party, subject to Ocwen’s option to purchase the Subject MSRs and related assets in certain cases. To the extent that servicing of the loans cannot be transferred in accordance with these provisions, the Servicing Addendum will remain in place with respect to the servicing of any remaining loans.

On January 18, 2018, Ocwen and New Residential also entered into Amendment No. 1 to Transfer Agreement, pursuant to which the parties agreed to certain amendments to the Transfer Agreement to conform the terms of the New RMSR Agreement.

Item 8.01	Other Events.

Ocwen Financial Corporation provides the following updates.

State Regulatory Matters

As previously disclosed, Ocwen is seeking timely resolutions to the regulatory actions taken against us on April 20, 2017 or shortly thereafter by mortgage and banking regulatory agencies from 30 states and the District of Columbia and two state attorneys general that alleged deficiencies in our compliance with laws and regulations relating to our servicing and lending activities. In the Company’s prior Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC), Ocwen made disclosures relating to resolutions with 25 of these jurisdictions.

Ocwen has entered into additional agreements to resolve the regulatory actions brought by North Carolina and South Dakota. The agreements contain key terms that are similar to the agreements Ocwen previously disclosed and which Ocwen has summarized in its prior SEC filings (the Multi-State Common Settlement Terms).

As of January 18, 2018, the total number of jurisdictions where we have reached a resolution is 27.

Ocwen continues to seek resolutions with the remaining four regulatory agencies and two state attorneys general. If Ocwen is successful in reaching such resolutions, they may contain some or all of the previously disclosed Multi-State Common Settlement Terms and may also contain additional terms, including potentially monetary fines or penalties or additional restrictions on our business. There can be no assurance that Ocwen will be able to reach resolutions with the remaining regulatory agencies and state attorneys general. It is possible that the outcome of these matters, whether through negotiated settlements, court rulings or other resolutions, could be materially adverse to our business, reputation, financial condition, liquidity and results of operations.

Exit from Automotive Capital Services Business

As previously disclosed, Ocwen has been exploring strategic approaches to streamline its business and leverage its competitive advantages by focusing the Company’s operations on mortgage servicing and originations. As part of this strategic assessment, Ocwen has been evaluating its long-term strategy for its Automotive Capital Services, Inc. business which provides floor plan lending to independent car dealers. Ocwen has determined that it will exit this business. We will be providing some transition-related support to existing customers, and we expect to have fully exited the business by the end of the second quarter of 2018. We do not expect the exit to have a material impact on earnings.

Completion of Share Issuance

As previously disclosed, on December 22, 2017, the Court entered judgment approving settlement of the class action captioned In re Ocwen Financial Corporation Securities Litigation, 9:14-cv-81057-WPD (S.D. Fla.) pursuant to which the Company agreed to issue a total of 2,500,000 shares of common stock to members of the class and their counsel under the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933. Ocwen has completed the issuance of these shares, and as of January 18, 2018, the Company has 133,359,058 shares of its common stock issued and outstanding.

Voluntary Partial Pay Down of Senior Secured Term Loan

The Company has voluntarily paid down $20.0 million of its senior secured term loan. Following the pay down, the Company has approximately $298.3 million outstanding under its senior secured term loan.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Ocwen’s reports and filings with the SEC, including its amended 2016 Annual Report on Form 10-K/A and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review our SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on our website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: January 18, 2018	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)